Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


     Re:  Ralston  Purina  Company  1999  Incentive  Stock  Plan

To  the  Members  of  the  Commission:

     This opinion is submitted in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission in respect of 19,000,000 shares of Ralston Purina Common Stock (the "Shares") which will be offered to employees of Ralston Purina Company ("Ralston") under the terms of the Ralston Purina Company 1999 Incentive Stock Plan (the "Incentive Stock Plan").

     I am a member of the bar of the State of Missouri and I serve as Vice President and General Counsel of Ralston. In that capacity, I, or lawyers in the Ralston Law Department acting under my supervision, have examined the written documents constituting the Incentive Stock Plan and such other documents and corporate records as I, or they, have deemed necessary or appropriate for the purposes of this opinion.

     Based  upon  the  foregoing,  it  is  my  opinion  that:

     (1) Ralston is duly incorporated and validly existing as a corporation under the laws of the State of Missouri.

     (2) All necessary corporate proceedings have been taken to authorize the issuance of the Shares being registered pursuant to the Registration Statement, and all such Shares issued in accordance with the Incentive Stock Plan will be legally issued, fully paid and non-assessable when the Registration Statement shall have become effective and Ralston shall have received therefor the consideration provided in the Plan.

     (3) The Incentive Stock Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to a reference to me and this opinion in the documents constituting a prospectus relating to the Incentive Stock Plan and meeting the requirements of the Securities Act of 1933, as amended.

                              Very  truly  yours,


                              /s/  James  M.  Neville

                              James  M.  Neville
                              Vice  President  and  General  Counsel